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                                                                 Exhibit 3.2 (a)

                                     BYLAWS
                                       OF
                          AMERICAN WOODMARK CORPORATION


                                Article I - Stock

         (S) 1. Transfers of stock on the stock transfer books of the corporation shall only be made by the person named in the certificate or by attorney, lawfully constituted in writing, and only upon surrender of the certificate or certificates therefore. The Board of Directors may make reasonable regulations for the transfer of stock.

         (S) 2. Only stockholders at record on the stock transfer books of the corporation shall be entitled to be treated by the corporation as stockholders of the corporation, and the corporation shall not be bound to recognize any equitable or other claim to or interest in any share on the part of any other person, whether or not it shall have express or other notice thereof.

         (S) 3. In case of loss or destruction of any certificate of stock, another may be issued in its place upon proof of such loss or destruction and upon giving of a satisfactory bond of indemnity to the corporation in such sum and with such surety as the Board of Directors may provide.

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                       Article II Meetings of Stockholders

         (S) 1. The annual meeting of the stockholders, for the election of directors and transaction of such other business as may come before the meeting, shall be held in each year on such day and at such hour as may, from time to time, be fixed by resolut1on of the Board of Directors.

         (S) 2. Special meetings of the stockholders of the corporation may be held at any time upon the call of the President or of the Board of Directors. Special meetings shall be called by the President upon the written request of stockholders holding at least one-tenth of the stock of the corporation entitled to vote at the meeting.

         (S) 3. At each meeting of the stockholders, the President or, in his absence, a Vice-President of the corporation shal1 be Chairman of the meeting, and the Secretary, or, in his absence, an Assistant Secretary of the corporation shall be Secretary thereof.

         (S) 4. At each meeting of the stockholders, the Chairman may, and if requested by any stockholder entitled to vote and holding not 1ess than one-tenth of the stock entitled to vote at the meeting shall, appoint a committee to examine and pass upon the sufficiency of instruments appointing proxies, to report the amount of stock represented at the meeting, and to supervise voting and ascertain the results thereof.

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         (S) 5. The procedure at each meeting of the stockholders shall be determined by the Chairman, and the vote on all questions before any meeting shall be, subject to the provision of Section 4 of this Article, taken in such manner as the Chairman prescribes. But upon the demand of any stockholder entitled to vote and holding not less than one-tenth of the stock entitled to vote at the meeting, any such vote shall be by ballot.


         (S) 6. All committees created at any meeting of the stockholders shall be appointed by the Chairman, unless otherwise directed by the meeting.

                         Article III - Board of Directors

         (S) 1. There shall be a Board of Directors consisting of four persons.

         (S) 2. A meeting of the Board of Directors shall be held without notice as soon as practicable after each annual meeting of the stockholders. Regular meetings of the Board of Directors may be held without notice at such time and place as the Board of Directors may by resolution designate. Special meetings may be called at any time by the President, a Vice President or by any two directors. Notice of special meetings of the Board of Directors shall be given to each director by mail, telegraph or other written communication delivered at least two days before the meeting (not counting the day on which the notice is mailed, telegraphed or delivered but counting the day of the meeting), which notice shall specify the time and place of the meeting.

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         Members of the Board of Directors, the Executive Committee or other committee designated by the Board may participate in a meeting of such Board, Committee or other committee by means of a conference telephone or similar communications equipment whereby all persons participating in the meeting can hear each other, and participation by such means shall constitute presence in person at such meeting. A written record shall be made of the action taken at any such meeting.

         (S) 3. Less than a quorum of directors may adjourn any meeting from time to time to such place and time as such directors may determine, and no notice of any such adjournment need be given to the other directors.

         (S) 4. The Board of Directors may, by resolution adopted by a majority of the whole Board, designate two or more of their number to constitute an Executive Committee, which to the extent provided in said resolution, shall have and may exercise all of the authority of the Board of Directors except to approve an amendment of the articles of incorporation or plan of merger or consolidation.

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                   ARTICLE IV - Officers, Agents and Employees

         (S) 1. The officers of the corporation shall be a President, one or more Vice-Presidents, a Secretary and a Treasurer, who shall be elected by the Board of Directors at its first meeting after each annual meeting of the stockholders, to hold office until the first meeting of the Board following the next annual meeting of the stockholders and until their successors are elected, unless sooner removed by the Board of Directors. A Chairman of the Board and other officers may be elected by the Board to hold office for the terms prescribed by the Board.

         (S) 2. The President shall be the chief executive officer and shall have general supervisor and control of the other officers of the corporation.

         (S) 3. Each Vice-President shall perform such duties as may be required of him by the President or the Board of Directors of the corporation.

         (S) 4. The Secretary shall record all proceedings of the meetings of the stockholders and directors in books kept for that purpose and shall maintain or cause to be maintained the record of stockholders of the corporation. He shall see that all notices of meetings are given as required by these bylaws and by the laws of the State of Virginia and shall perform such other duties as the President or the Board of Directors of the corporation may require.

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         (S) 5. The Treasurer shall have the custody of all moneys and securities of the corporation and shall deposit the same in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors. He shall keep full and accurate books and records of account, shall disburse the funds of the corporation as may be required and shall perform such other duties as the President or the Board of Directors may require.

         (S) 6. While any officer of the corporation is absent or unable to act, the President may by written order, or the Board of Directors may by resolution, delegate the powers of such office to any other officer or employee of the corporation.

         (S) 7. All checks, drafts, notes and orders for the payment of money issued by the corporation and contracts and other documents requiring the signature of the corporation shall be signed by such officer or officers of the corporation as the Board of Directors may from time to time designate, and any endorsement of such paper in the ordinary course of business shall be similarly made, except that any officer, assistant officer or employee of the corporation may endorse checks, drafts or notes for collection or deposit to the credit of the corporation.

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                            Article V -Corporate Seal

         The seal of the corporation shall be in such form as may be approved by the Board of Directors of the corporation. It shall be attested by the Secretary or an Assistant Secretary of the corporation.

                              Article VI - General

         These bylaws shall not deprive the corporation, the Board of Directors or any director of rights or privileges conferred by the statutes of Virginia.

                            Article VII - Amendments

         These bylaws may be amended at any regular or special meeting of the Board of Directors.

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                              UNANIMOUS CONSENT OF
                               THE SHAREHOLDERS OF
                          AMERICAN WOODMARK CORPORATION
                            IN LIEU OF ANNUAL MEETING

         The undersigned, being all the shareholders of American Woodmark Corporation (the "Corporation"), do consent and agree, pursuant to (S)13.1-28 of the Code of Virginia, to the following resolutions, being corporate action to be hereafter taken:

         RESOLVED, that Article III, (S)1 of the Bylaws of the Corporation are hereby amended to read as follows:

         There shall be a Board of Directors consisting of six (6) persons.

         RESOLVED, that the following persons are hereby elected to serve as directors of the Corporation until the next annual meeting of shareholders:

                                    William F. Brandt, Jr.
                                    Jeffrey S. Holcomb
                                    Donald P. Mathis
                                    Richard A. Graber
                                    John T. Gerlach
                                    Georqe McCown


         IN WITNESS WHEREOF, we have hereunto set our hands as of this 24th day of July, 1980.

                                    /s/ William F. Brandt, Jr.
                                    --------------------------------
                                    William F. Brandt, Jr.

                                    /s/ Jeffrey S. Holcomb
                                    --------------------------------
                                    Jeffrey S. Holcomb

                                    /s/ Donald P. Mathias
                                    --------------------------------
                                    Donald P. Mathias

                                    /s/ Richard A. Graber
                                    --------------------------------
                                    Richard A. Graber

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                          AMERICAN WOODMARK CORPORATION

                         UNANIMOUS CONSENT OF DIRECTORS

         The undersigned, being all of the directors of the Corporation, hereby consent to the adoption of the following resolutions:

         RESOLVED, that the Corporations 1980 Stock Option Plan is hereby terminated. (Includes 10/7/85 Amendment and Restatement.)

         RESOLVED, that Article III, (S)1 of the Bylaws of the Corporation is hereby amended to read as follows:

         There shall be a Board of Directors consisting of seven persons.

         RESOLVED, that Daniel T. Carroll is hereby elected as a director of the Corporation, filling the vacancy created by the foregoing amendment to the Bylaws of the Corporation and to serve until the next annual meeting of shareholders.


Dated: May 23, 1986


/s/William F. Brandt, Jr.
--------------------------------
William F. Brandt, Jr.

/s/Richard A. Graber
--------------------------------
Richard A. Graber

/s/Jeffrey S. Holcomb
--------------------------------
Jeffrey S. Holcomb

/s/Donald P. Mathias
--------------------------------
Donald P. Mathias

________________________________
John T. Gerlock

________________________________
George E. Alvarez

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                                                                  Exhibit 3.2(b)

                          AMERICAN WOODMARK CORPORATION
                                BOARD RESOLUTION

On June 22, 1994, the Board of Directors of American Woodmark Corporation held an executive session and consented to the adoption of the following resolution:

     RESOLVED, that Article III, paragraph 1 of the Bylaws of the Corporation is hereby amended to read as follows:

          There shall be a Board of Directors consisting of eight persons.

Corporate Seal

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                                                                  Exhibit 3.2(c)

                          American Woodmark Corporation
                      Resolution of the Board of Directors

On June 17, 1999, the Board of Directors of American Woodmark Corporation approved the following resolution by unanimous consent:

RESOLVE, that Article 111, paragraph 1 of the Bylaws of the Corporation is hereby amended to read as follows:

         There shall be a Board of Directors consisting of nine persons.

/s/ Kent Guichard
----------------------
Kent Guichard
Corporate Secretary

Corporate Seal

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                                                                  Exhibit 3.2(d)

                          American Woodmark Corporation
                      Resolution of the Board of Directors

On November 29, 2001, the Board of Directors of American Woodmark Corporation approved the following resolution by unanimous consent:

RESOLVED, that Article III, paragraph 1 of the Bylaws of the Corporation is hereby amended to read as follows:

         There shall be a Board of Directors consisting of ten persons.

/s/ Kent Guichard
-----------------
Kent Guichard
Corporate Secretary

Corporate Seal

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